UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2005

AIRSPAN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 105, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

(b) On September 30, 2005, the Audit Committee of the Board of Directors of Airspan Networks, Inc. (the “Company”) engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s principal independent registered public accounting firm to perform the integrated audit of the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2005 and the interim review of the Company’s financial statements for the first three fiscal quarters of 2006.

The Company has not consulted with Grant Thornton during the two most recently completed fiscal years and through September 30, 2005 regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report nor oral advice provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting; or (ii) any matter which was the subject of either a "disagreement" or a "reportable event" (as each is defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2005

AIRSPAN NETWORKS, INC

	By:	/s/ Peter Aronstam
Peter Aronstam
Senior Vice President and Chief Financial Officer